Exhibit 10.20

PURCHASE AGREEMENT AND BILL OF SALE

This PURCHASE AGREEMENT AND BILL OF SALE (this "**Agreement**") dated as of February 23, 2022 (the "**Effective Date**") is by and between The Crypto Company, a Nevada corporation ("**Purchaser**") and Bitmine Immersion Technologies, Inc., a Delaware corporation ("**Seller**").

WHEREAS, Seller is in the owner of a total of 95 Bitcoin miners (being a mix of Whatsminers and Antminer T-17s) as more particularly described on Exhibit A to this Agreement (the "**Acquired Assets**"), and Purchaser desires to purchase the Acquired Assets from Seller in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Sale and Purchase of the Acquired Assets.

(a) The purchase price for the Acquired Assets shall be $337,500 (the "**Purchase Price**"). Purchaser shall deliver to Seller the Purchase Price as follows: (i) $168,750 in the form of a cash payment delivered to Seller contemporaneously with the execution of this Agreement (the "**Closing Payment**"); and (ii) an unsecured promissory note in the principal amount of $168,750 and in the form attached hereto as Exhibit B (the "**Note**").

(b) On or before delivery of the Closing Payment, Seller and Purchaser shall execute a Hosting Agreement in the form attached hereto as Exhibit C (the "**Hosting Agreement**"), under which Purchaser agrees to utilize the services and locations of the Seller to host and operate the Acquired Assets to mine Digital Assets (as defined in the Hosting Agreement) on the terms and conditions set forth in the Hosting Agreement.

(c) Upon delivery to Seller of the Closing Payment, Seller shall have sold, conveyed and transferred to Purchaser the Acquired Assets, free and clear of all liens, security interests or other encumbrances, and Purchaser shall have acquired from Seller, all of Seller's right, title and interest in and to the Acquired Assets. The sale will be effective upon the execution of this Agreement, the Note and the Hosting Agreement, and the delivery of the Closing Payment to Seller.

2. Delivery. Seller represents that the Acquired Assets are at the locations at which the Seller, in its capacity as Host under the Hosting Agreement, will host the Acquired Assets, and that title shall automatically transfer to Purchaser upon payment of the Closing Payment. Delivery shall be made FOB to Purchaser. Risk of loss shall pass to Purchaser upon delivery of the Acquired Assets to Purchaser as set forth above.

3. Inspection and Rejection of Nonconforming Goods. Purchaser has the right to inspect the Acquired Assets prior to, or after their delivery to Purchaser. Purchaser, at its sole option, may inspect all or a sample of the Acquired Assets, and may in good faith elect to reject all or any portion of the Acquired Assets for a period of 30 days after the Effective Date, if, in its discretion, it determines the Acquired Assets are nonconforming or otherwise non-operative or deliver a TH output substantially lower than the publicly advertised output rated for the applicable Acquired Asset(s). If Purchaser elects to reject all or any portion of the Acquired Assets, Purchaser shall deliver written notice to Seller of

such rejection. Any portion of the Acquired Assets that are rejected shall serve to proportionally decrease the Purchase Price (which may be effected through an off-set of the principal amount of the Note) except in the event Seller promptly repairs such portion of the Acquired Assets to make them conforming at its expense, or replaces that portion of the Acquired Assets rejected by Purchaser with conforming equipment. Seller shall bear any costs and expenses to replace any portion of the Acquired Assets rejected by Purchaser, including, transportation charges for the return of the defective assets, the delivery costs of replacement assets and, if applicable, repair costs.

4. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser on the date hereof that the below representations and warranties are true and correct.

(a) The execution, delivery and performance by Seller of this Agreement and the documents referred to herein are within the power and authority of Seller and have been duly authorized by all necessary action on the part of Seller.

(b) The execution and delivery of this Agreement by Seller does not, and the performance by Seller of its obligations hereunder will not, (i) conflict with or violate any law, regulation, judgment, order, permit or license applicable to Seller, or (ii) conflict with, result in any breach of, violate or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under any note, contract, lease, license or other obligation of Seller.

(c) Seller is not required to obtain the consent of, or give notice to, any third party by reason of the transactions contemplated by this Agreement.

(d) Seller has good and valid title to the Acquired Assets and owns the Acquired Assets free and clear of all liens and encumbrances of any kind. Upon consummation of the transaction contemplated by this Agreement, Purchaser will receive good, valid, and marketable title to the Acquired Assets, free and clear of all liens and encumbrances.

5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller on the date hereof that the below representations and warranties are true and correct.

(a) The execution, delivery and performance by Purchaser of this Agreement and the documents referred to herein are within the power and authority of Purchaser and have been duly authorized by all necessary action on the part of Purchaser.

(b) The execution and delivery of this Agreement and the documents referred to herein by Purchaser do not, and the performance by Purchaser of its obligations hereunder will not, (i) conflict with or violate any law, regulation, judgment, order, permit or license applicable to Purchaser, or (ii) conflict with, result in any breach of, violate or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under any note, contract, lease, license or other obligation of Purchaser.

(c) Purchaser is not required to obtain the consent of, or give notice to, any third party by reason of the transactions contemplated by this Agreement, except for consent(s) that it has already obtained.

(d) Upon consummation of the sale of the Acquired Assets to Purchaser pursuant to Section 1 herein, Purchaser will have good and valid title to the Acquired Assets and own the Acquired Assets free and clear of all liens and encumbrances of any kind, except for a general lien on all of its assets granted to AJB Capital Investments, LLC.

6. Warranty. Seller hereby transfers and assigns to Purchaser any and all warranties with respect to the Acquired Assets provided to Seller by any third party (if any) in connection with its original purchase of the Acquired Assets, and Seller provides the Purchaser with full benefit of any such warranty over the assets. The Acquired Assets are in good operating condition and repair and are adequate for the uses to which they are being put. If, any time after the 30th day from the Effective Date through the 180th day after the Effective Date, any portion of the Acquired Assets is non-operative due to an equipment failure or fails to perform in accordance with the publicly advertised output rated for the applicable Acquired Asset(s), and Seller is unable or unwilling to repair such Acquired Asset at its expense, Purchaser shall be entitled to a refund of 50% of the proportionate share of the Purchase Price (which may be effected through an off-set of the principal amount of the Note). Other than the express warranties contained herein, Seller disclaims all warranties in relation to the Acquired Assets, express or implied, including without limitation the warranties of merchantability or fitness for a particular purpose.

7. Indemnification. Seller shall indemnify and hold harmless Purchaser, its officers, members, managers, employees and agents, and its and their successors and assigns, from, against and with respect to the amount of any and all deficiencies ("**Seller Deficiencies**") and incurred or discovered after the conveyance of the Acquired Assets as set forth in this Agreement. The following shall constitute Seller Deficiencies: (i) loss or damage resulting from any misrepresentation, breach of warranty, representation, covenant or agreement on the part of Seller contained in this Agreement; (ii) liabilities of Seller, of any nature whatsoever, whether known or unknown as of closing of the transactions contemplated hereby related to the Acquired Assets prior to the closing, whether or not such debts, liabilities or obligations constitute or arise from a breach of any representation or warranty made by Seller herein, except for those which are expressly accepted and assumed by Purchaser under this Agreement; (iii) acts, suits, proceedings, demands, assessments, judgments, claims, reasonable attorneys' fees, costs and expenses incident to any of the foregoing matters set forth in subsections (i) and (ii) above.

8. Post-Closing Publicity. On or after the Effective Date, each of Purchaser and Seller may issue a press release or similar public announcement (including filing a Form 8-K) with respect to the transactions contemplated herein, provided that, no party shall make any press release or other public announcement concerning the transactions contemplated by this Agreement without the prior approval of Purchaser or Seller, as the case may be, which approval shall not be unreasonably withheld, conditioned or delayed, except to the extent required by applicable law.

9. Further Assurances. At any time if any further actions are reasonably necessary to carry out the purposes of this Agreement, each of the parties will take such further actions, including the execution and delivery of agreements, instruments or other documents, as any other party may reasonably request.

10. Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile, electronic signature, pdf or electronic scan, each of which shall be deemed an original), all of which shall be considered one and the same agreement, and shall become effective

when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

11. Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

12. Severability. If any provision hereof (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

13. Successors in Interest. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and shall inure to the benefit of their successors and permitted assigns.

14. Amendments. This Agreement may be amended only with consent of the parties hereto. No amendment shall be effective unless it shall be in writing and signed by the parties.

15. Assignment. Neither party may assign its rights or obligations hereunder to any other person without the consent of the other party; provided, however, that Purchaser may without prior consent of the Seller assign its rights hereunder to an affiliated or other related entity.

16. Entire Agreement. This Agreement encompasses the entire agreement between the parties, with respect to the subject matter covered hereby, and there are no other agreements, oral or written not set forth herein. The foregoing sentence shall in no way affect the validity of any instrument to be executed by the parties contemplated by this Agreement.

17. Governing Law. This Agreement shall be interpreted in accordance with the laws of the State of Nevada, without regard to Nevada's conflict of law principles.

[*Signature page follows*]

IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Agreement as of the date first above written.

SELLER:

Bitmine Immersion Technologies, Inc.

By: ______________________________
Erik S. Nelson, Chief Executive Officer

PURCHASER:

The Crypto Company

By: DocuSigned by: ______________________________ 2/24/2022
4E68D1F2A15E47A...
Ron Levy, CEO

EXHIBIT A

Acquired Assets

- 25 new Whastsminers ($6,500.00 each)
- 70 new Antminer T-17's ($2,500.00 each)

EXHIBIT B

Promissory Note

EXHIBIT C

Hosting Agreement